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                                                                     Exhibit (1)


                               TRINOVA CORPORATION

                                  $100,000,000

                        7-7/8% DEBENTURES DUE JUNE 1, 2026


                             UNDERWRITING AGREEMENT



                                                                    May 29, 1996



MORGAN STANLEY & CO. INCORPORATED
J.P. MORGAN SECURITIES INC.

c/o      MORGAN STANLEY & CO. INCORPORATED
         1585 Broadway
         New York, New York  10036


Dear Sirs:

         TRINOVA Corporation, an Ohio corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $100,000,000 principal amount of its 7-7/8% Debentures Due June 1, 2026 (the "Securities"), to be issued under an indenture dated as of May 1, 1996 (the "Indenture") between the Company and NBD Bank, as trustee (the "Trustee").

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (file number 333-1709), relating to certain debt securities (the "Shelf Securities") to be issued from time to time by the Company in accordance with Rule 415 under the Securities Act. The Company also has filed with, or proposes to file with, the Commission





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pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The aforementioned registration statement, as amended to the date of this Agreement, including the registration statement of the Company on Form S-3 (file number 33-9127), as amended, are hereinafter referred to collectively as the "Registration Statement"; and the related prospectus covering the Shelf Securities dated March 20, 1996 is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement dated May 29, 1996 specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         The Company hereby agrees with the Underwriters as follows:

         1. The Company agrees to issue and sell the Securities to the Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule I hereto at a purchase price of 7-7/8% of the principal amount thereof, plus accrued interest, if any, from June 1, 1996 to the date of payment and delivery.

         2. The Company understands that the Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         3. Payment for the Securities shall be made to the Company or to its order by certified or official bank check or checks




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payable in, or by wire transfer of, immediately available funds at 10:00 A.M.,
New York City time, on the third (fourth if the pricing occurs after 4:30 P.M., New York City time) business day after the date of this Agreement at the offices of Brown & Wood, One World Trade Center, New York, New York 10048 (or at such other time and place on the same or such other date, not later than the tenth Business Day thereafter, as the Underwriters and the Company may agree in writing). Such payment will be made upon delivery to The Depository Trust Company of the Global Security (as defined in the Prospectus) representing the Securities registered in the name of The Depository Trust Company's nominee, Cede & Co. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date".

         4. The Company represents and warrants to each Underwriter that:

                  (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement (as amended if the Company shall have filed any amendments thereto) complies, or will comply, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and does not and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to
         (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein;

                  (b) the documents incorporated by reference in the Prospectus, when they were filed with the Commission,




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         conformed in all material respects to the requirements of the Exchange
         Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (c) the financial statements, and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

                  (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, which could reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has, since January 1, 1996, entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

                  (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified




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         as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (f) each of Aeroquip Corporation and Vickers, Incorporated (collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                  (g) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, except as rights to indemnity and contribution hereunder may be limited by applicable law;

                  (h) the Securities have been duly authorized by the Company, and, when issued, delivered and authenticated pursuant to this Agreement and the Indenture, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company, qualified under the Trust Indenture Act and constitutes a valid and binding instrument of the Company; and the Securities and the Indenture conform to the descriptions thereof in the Prospectus;

                  (i) neither the Company nor either Subsidiary is, or with the giving of notice or the lapse of time or both would be, in violation of or in default under its Articles of Incorporation or its Code of Regulations or any indenture, mortgage, deed of trust, loan agreement or other agreement




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         or instrument to which the Company or either of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and the Subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of all of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or either of the Subsidiaries is a party or by which the Company or either of the Subsidiaries is bound or to which any of the property or assets of the Company or either of the Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Code of Regulations of the Company or either of the Subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; and

                  (j) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or either of the Subsidiaries is or may be a party or to which any property of the Company or either of the Subsidiaries is or may be subject which could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a




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         character required to be filed as an exhibit to the Registration
         Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         5. The Company covenants and agrees with each Underwriter as follows:

                  (a) to file the Prospectus in a form approved by the Underwriters pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities;

                  (b) to deliver to each Underwriter and counsel for the Underwriters, at the expense of the Company, a copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to deliver to each Underwriter as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Underwriters may reasonably request;

                  (c) from the date hereof and prior to the Closing Date, to furnish to the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for their review, and not to file any such proposed amendment or supplement to which the Underwriters reasonably object;

                  (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise the Underwriters promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any




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         jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (e) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company or counsel for the Underwriters, to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary, in the opinion of counsel for the Company or counsel for the Underwriters, to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may, in the opinion of counsel for the Company or counsel for the Underwriters, be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel for the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Underwriters may designate; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                  (g) to make generally available to its security holders and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the




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         Company occurring after the effective date of the Registration
         Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (h) so long as the Securities are outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national or international securities exchange;

                  (i) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities without the prior written consent of the Underwriters; and

                  (j) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred pursuant to Section 5(f) of this Agreement,
         (iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filings with the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and
         (vii) payable to rating agencies in connection with the rating of the Securities.

         6. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

                  (a) the representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and




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         satisfied all conditions on its part to be performed or
         satisfied hereunder at or prior to the Closing Date;

                  (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 under the Securities Act within the applicable time period prescribed for such filing by the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the satisfaction of the Underwriters;

                  (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (d) since the respective dates as of which information is given in the Prospectus there shall not have been any change or any development involving a change, which could reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

                  (e) the Underwriters shall have received on and as of the Closing Date a certificate of an executive officer of the Company satisfactory to them to the effect set forth in subsections (a) through
         (c) of this Section and to the further effect that there has not occurred any change, or any development involving a change, which could reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole from that set forth or contemplated in the Prospectus or setting forth any such change or development in reasonable detail;




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                  (f) James E. Kline, General Counsel of the Company, shall have furnished to the Underwriters his written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                      (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and to conduct its business as described in the Prospectus as then amended or supplemented;

                      (ii) the Company has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole;

                     (iii) each Subsidiary has been duly incorporated and is
                  validly existing as a corporation under the law of its jurisdiction of incorporation with corporate power and authority to own its properties and to conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole; and all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                      (iv) other than as set forth or contemplated in the
                  Prospectus, there are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened to which the Company or either of the Subsidiaries is or may be a party or to which any property of the Company or the Subsidiaries is or may be the subject which could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business,




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                  prospects, management, financial position, stockholders'
                  equity or results of operations of the Company and the Subsidiaries taken as a whole; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                      (v) neither the Company nor either of the Subsidiaries is, or with the giving of notice or the lapse of time or both would be, in violation of its Articles of Incorporation or its Code of Regulations, except for violations which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, and the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or either of the Subsidiaries is a party or by which the Company or either of the Subsidiaries is bound or to which any of the property or assets of the Company or either of the Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the Code of Regulations of the Company or either of the Subsidiaries or any applicable law or statute (except as rights to indemnity and contribution hereunder may be limited by applicable law) or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties;

                      (vi) the statements incorporated by reference in the
                  Prospectus from Item 3 of Part 1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and in the Registration Statement in Item 15, in so far as such statements constitute a




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                  summary of the legal matters, documents or proceedings
                  referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings; and

                     (vii) (A) such counsel is of the opinion that the Company's
                  Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (except for the financial statements and supporting schedules included therein as to which such counsel need express no opinion) and any other document filed thereafter and incorporated by reference into the Registration Statement and the Prospectus complied as to form when filed with the Commission in all material respects with the Exchange Act, (B) such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements and supporting schedules included therein and that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act, (C) nothing has come to the attention of such counsel to cause him to believe that (except for the financial statements and supporting schedules included therein and that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee as to which such counsel need express no belief) the Registration Statement, on the date of this Agreement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (D) nothing has come to the attention of such counsel to cause him to believe that the Prospectus (except for the financial statements and supporting schedules included therein as to which such counsel need express no belief) as amended or supplemented, if applicable, to the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (g) Jones, Day, Reavis & Pogue, counsel for the Company, shall have furnished to the Underwriters, their




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         written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                      (i) this Agreement has been duly authorized, executed and
                  delivered by the Company and is a valid and binding obligation of the Company, except as rights to indemnity and contribution hereunder may be limited by applicable law;

                      (ii) the Securities have been duly authorized, executed
                  and delivered by the Company, and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

                      (iii) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and binding instrument of the Company;

                      (iv) no consent, approval or authorization or order of any governmental agency or body is required for the issue and sale of the Securities, except such as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                      (v) the statements in the Prospectus under the captions
                  "Description of Debentures" and "Description of Securities", insofar as such statements purport to summarize the provisions of the documents referred to therein, present fair summaries of such provisions; and

                      (vi) (A) such counsel is of the opinion that the
                  Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements and supporting schedules included therein and that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act, (B) no facts have come to the attention of such counsel to cause them to believe that (except for the financial statements and supporting schedules included therein and that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee as to which such counsel need express no belief) the Registration Statement, on the date of this Agreement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
                  (C) no facts have come to the attention of such counsel to cause them to believe that the Prospectus (except for the financial statements and supporting schedules included therein as to which counsel need express no belief) as amended or supplemented, if applicable, to the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Ohio and Delaware, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinions of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, he or they, as the case may be, and the Underwriters are justified in relying thereon. With respect to the matters to be covered in subparagraph (f)(vii) and (g)(vi) above, James
                  E. Kline and Jones, Day, Reavis & Pogue may state that their opinions and beliefs are based upon their participation in the preparation of the Prospectus and any amendment or supplement thereto and review and discussion of the contents of the Registration Statement and the Prospectus and that, except as specified, they have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus;

                  (h) on the Closing Date, Ernst & Young LLP shall have furnished to the Underwriters a letter, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                  (i) the Underwriters shall have received on and as of the Closing Date an opinion of Brown & Wood, counsel to the Underwriters, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

                  (j) on or prior to the Closing Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request.

         7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such

Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the first of the named Underwriters on Schedule I hereto and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No persons guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

         The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriters, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and which, in the judgment of the Underwriters, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. If this Agreement shall be terminated by the Underwriters, or either of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriter as has so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Securities.

         10. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         11. Any action by the Underwriters hereunder may be taken by the Underwriters jointly or by Morgan Stanley & Co. Incorporated alone on behalf of the Underwriters, and any such action taken by the Underwriters jointly or by Morgan Stanley & Co. Incorporated alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

         Notices to the Underwriters shall be given to them c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Debt Syndicate Department, Telecopier No. (212) 761-0785. Notices to the Company shall be given to it at Trinova Corporation, 3000 Strayer, Maumee, Ohio 43537-0050, Attention: James E. Kline, Vice President and General Counsel, Telecopier No: (419) 867-2209.

         12. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                       Very truly yours,

                                       TRINOVA Corporation


                                       By: /s/ WILLIAM R. AMMANN
                                          ----------------------
                                           Name:  William R. Ammann
                                           Title: Vice President-
                                                   Administration and
                                                    Treasurer


Accepted:  May 29, 1996

MORGAN STANLEY & CO. INCORPORATED
J.P. MORGAN SECURITIES INC.

By:  MORGAN STANLEY & CO. INCORPORATED
     On behalf of each of the Underwriters


By:  /S/ JENNIFER A. HARRIS
     ----------------------
     Name:  Jennifer A. Harris
     Title: Vice President

                                                                      SCHEDULE I







                                                              Principal Amount
                           Underwriter                         of Securities
                           -----------                        ----------------
Morgan Stanley & Co. Incorporated........................      $ 50,000,000

J.P. Morgan Securities Inc...............................      $ 50,000,000


                  Total..................................      $100,000,000
                                                               ============